UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2004

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

As disclosed in previous filings, Broadcom Corporation and certain of its current and former officers are named as defendants in a pending federal securities class action in the United States District Court for the Central District of California entitled In re Broadcom Corp. Securities Litigation and a related opt outs case in the same court entitled Arenson, et al. v. Broadcom Corp., et al. On November 24, 2004 the court in those actions filed orders on five motions for partial summary judgment brought by the defendants. The court granted defendants’ motions for partial summary judgment on the forward-looking statements, VisionTech press releases and Silicon Spice press releases made by Broadcom; granted in part and denied in part defendants’ motion for partial summary judgment on the pre-November 9, 2000 statements made by Broadcom; and denied defendant Henry Samueli’s motion for summary judgment. The court has also continued the pretrial conference in the cases until December 10, 2004 and at that time is expected to set a date for trial on the remaining issues.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

November 26, 2004	By:	David A. Dull

Name: David A. Dull
Title: Vice President of Business Affairs and General Counsel